Exhibit 31.1
CERTIFICATION

I, John O'Rourke, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Riot Blockchain, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ John O'Rourke
John O'Rourke, Chief Executive Officer PRINCIPAL EXECUTIVE OFFICER

Date:  June 29, 2018